SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 26, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
                               -------------------
                 (State or other jurisdiction of incorporation)



          000-22609                                      84-1339282
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   (Commission File Number)                   (IRS Employer Identification No.)



    1801 California Street     Denver, Colorado                     80202
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     (Address of principal executive offices)                     (Zip Code)



     Registrant's telephone number, including area code:    303-992-1400
                                                            ------------

                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 9.  REGULATION FD DISCLOSURE

On February 26, 2001, Qwest Communications International Inc. ("Qwest") issued a press release regarding two speeches by Joseph P. Nacchio, Qwest's Chairman and Chief Executive Officer. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Following his prepared remarks, Mr. Nacchio responded to questions from the audience. In response to these questions, Mr. Nacchio stated the following, among other things:

o Based on his review of Qwest results for January 2001, he was comfortable with previously announced guidance for 2001 for revenues of $21.3 billion to $21.7 billion (a 12.5% to 14.5% increase over pro forma revenues for 2000) and EBITDA (earnings before interest, taxes, depreciation and amortization) of $8.5 billion to $8.7 billion (a 14.9% to 17.6% increase over pro forma EBITDA for 2000).

o He expected that total revenues would grow between 11.5% and 12.5% for the 1st quarter of 2001 over pro forma revenues for the 1st quarter of 2000. He expected higher growth rates in subsequent quarters.

o He expected Qwest's Business Markets unit revenues to grow by 25-30% in 2001 over pro forma revenues for 2000, and that 45% of new sales in that unit would come from national or large accounts.

o He expected that capital expenditures in 2001 would be approximately $9.5 billion. He expected that in future periods capital expenditures would be less than 2001 levels owing to, among other things, reduced investments required for Section 271 approval.

o Based upon conversations with senior officers of KPN, the Dutch communications company, he did not expect KPN to sell any of its equity interest in KPNQwest, the European company in which Qwest and KPN each have a 44% equity interest. In any case, KPN is subject to certain restrictions on its ability to transfer any portion of its interest in KPNQwest. Mr. Nacchio also responded to a recent analyst note regarding KPN that speculated, among other things, that KPN is considering transferring its Benelux data business to KPNQwest in exchange for a cash payment from Qwest. KPN has no right to unilaterally transfer assets to KPNQwest, and Qwest has no obligation to make payments to KPN even in consideration of consensual asset transfers from KPN to KPNQwest.

o He believed there would be less consolidation in the near term in the communications industry than had been previously speculated, based on the disaggregation experienced by the communications industry, the failure of several large communications companies to manage growth through consolidation and the current state of the capital markets. He stated that Qwest does not have any present intention to be the acquiror in any sizable business combination, including rumored possible business combinations with AT&T Corporation, BellSouth Corporation, Sprint Corporation or WorldCom, Inc.

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o    Qwest does not have plans to sell a significant number of access lines at the present time, other than approximately 570,000 access lines that are subject to definitive agreements. The pending sales are subject to regulatory approvals and other customary closing conditions. Qwest cannot provide any assurance with respect to the closing of any such sale or the timing of any such closing.

o He referred to recent press reports that PNJ Communications Inc., Tokyo Telecommunications Network Co. and certain other companies were in preliminary discussions with Qwest regarding the possibility of forming a data communications joint venture in Japan. Mr. Nacchio confirmed that such discussions were underway. He said that Qwest had made no decision with respect to its participation in the joint venture, or the extent of the capital that it would contribute to the joint venture, because fundamental issues with respect to the operation, capitalization and business, among other matters, of the joint venture had not been agreed to by the parties. Qwest cannot provide any assurance with respect to any matter related to the joint venture, Qwest's participation in the joint venture, if any, or the terms and conditions of such participation.

FORWARD LOOKING STATEMENTS WARNING

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, industry conditions and market conditions and prices. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by Regulation FD or that the information is material or was non-public prior to the disclosure.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: February 27, 2001    By: /s/ YASH A. RANA
                               -------------------------------------------------
                               Yash A. Rana
                               Associate General Counsel and Assistant Secretary


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                                  EXHIBIT INDEX

      Exhibit 99.1       Press release dated February 26, 2001.


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